Morgan Stanley Institutional Fund, Inc.
International Opportunity Portfolio

      Exhibit 77D

The Portfolio made those changes to its investment strategies described in the supplements to its Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on December 22, 2010
(accession number 0001104659-10-064069) and incorporated by reference herein.